                                                                    EXHIBIT 10.8


                    * * * * * * * * * * * * * * * * * * * *
                    ---------------------------------------

                                     Lease
                                     -----


                         WILLOW CREEK CORPORATE CENTER
                         -----------------------------



                    * * * * * * * * * * * * * * * * * * * *
                    ---------------------------------------

                                    Between
                                    -------



                   METAWAVE COMMUNICATIONS CORPORATION, INC.
                   -----------------------------------------
                                   (Tenant)
                                   --------



                                      and
                                      ---



                        CARR AMERICA REALTY CORPORATION
                        -------------------------------
                                  (Landlord)
                                  ----------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.   LEASE AGREEMENT                                                          2

2.   RENT                                                                     2

     A.   Types of Rent                                                       2
          (1)  Base Rent                                                      3
          (2)  Operating Cost Share Rent                                      3
          (3)  Tax Share Rent                                                 3
          (4)  Additional Rent                                                3
          (5)  Rent                                                           3
          (6)  Skybridge                                                      3
     B.   Payment of Operating Cost Share Rent and Tax Share Rent             4
          (1)  Payment of Estimated Operating Cost Share Rent and
               Tax Share Rent                                                 4
          (2)  Correction of Operating Cost Share Rent                        4
          (3)  Correction of Tax Share Rent                                   4
     C.   Definitions                                                         4
          (1)  Included Operating Costs                                       4
          (2)  Excluded Operating Costs                                       5
          (3)  Taxes                                                          6
          (4)  Lease Year                                                     7
          (5)  Fiscal Year                                                    7
     D.   Computation of Base Rent and Rent Adjustments                       7
          (1)  Prorations                                                     7
          (2)  Default Interest                                               7
          (3)  Rent Adjustments                                               8
          (4)  Books and Records                                              8
          (5)  Miscellaneous                                                  8

3.   PREPARATION AND CONDITION OF PREMISES; POSSESSION
     AND SURRENDER OF PREMISES                                                8
     A.   Condition of Premises                                               8
     B.   Tenant's Possession                                                 9
     C.   Surrender                                                           9

4.   BUILDING AND LANDLORD REPAIR                                             9
     A.   Heating and Air Conditioning                                        9
     B.   Electricity                                                         10
     C.   Water                                                               10
     D.   Janitorial Service                                                  10
     E.   Landlord's Repair Obligations                                       10
     F.   Interruption of Services                                            11

5.   ALTERATIONS AND REPAIRS BY TENANT                                        11
     A.    Landlord's Consent and Conditions                                  11
     B.    Damage to Systems                                                  12
     C.    No Liens                                                           12
     D.    Ownership of Improvements                                          13
     E.    Removal at Termination                                             13
     F.    Tenant's Repair Obligation                                         13

6.   USE OF PREMISES                                                          14

7.   GOVERNMENTAL REQUIREMENTS AND BUILDING RULES                             14

8.   WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE                             15
     A.    Waiver of Claims                                                   15
     B.    Indemnification                                                    15
     C.    Tenant's Insurance                                                 15
     D.    Insurance Certificates                                             17
     E.    Landlord's Insurance                                               17

9.   FIRE AND OTHER CASUALTY                                                  17
     A.    Termination                                                        17
     B.    Restoration                                                        17

10.  EMINENT DOMAIN                                                           18

11.  RIGHTS RESERVED TO LANDLORD                                              18
     A.    Name                                                               18
     B.    Signs                                                              18
     C.    Window Treatments                                                  18
     D.    Keys                                                               18
     E.    Access                                                             18
     F.    Preparation for Reoccupancy                                        19
     G.    Heavy Articles                                                     19
     H.    Show Premises                                                      19
     I.    Use of Lockbox                                                     19
     J.    Repairs and Alterations                                            19
     K.    Landlord's Agents                                                  19
     L.    Building Services                                                  19
     M.    Other Actions                                                      19

12.  TENANT'S DEFAULT                                                         20
     A.    Rent Default                                                       20
     B.    Assignment/Sublease Default                                        20
     C.    Other Performance Default                                          20

     D.    Credit Default                                                     20

13.  LANDLORD REMEDIES                                                        20
     A.    Termination of Lease or Possession                                 20
     B.    Lease Termination Damages                                          20
     C.    Possession Termination Damages                                     21
     D.    Landlord's Remedies Cumulative                                     21
     E.    WAIVER OF TRIAL BY JURY                                            21
     F.    Litigation Costs                                                   22

14.  SURRENDER                                                                22

15.  HOLDOVER                                                                 22

16.  SUBORDINATION TO GROUND LEASES AND MORTGAGES                             22
     A.    Subordination                                                      22
     B.    Termination of Ground Lease or Foreclosure of Mortgage             22
     C.    Security Deposit                                                   23
     D.    Notice and Right to Cure                                           23
     E.    Definitions                                                        23

17.  ASSIGNMENT AND SUBLEASE                                                  23
     A.    In General                                                         23
     B.    Landlord's Consent                                                 23
     C.    Procedure                                                          24
     D.    Change of Ownership                                                24
     E.    Excess Payments                                                    24

18.  CONVEYANCE BY LANDLORD                                                   24

19.  ESTOPPEL CERTIFICATE                                                     25

20.  SECURITY DEPOSIT                                                         25

21.  FORCE MAJEURE                                                            26

22.  TENANT'S PERSONAL PROPERTY AND FIXTURES                                  26

23.  NOTICES                                                                  26
     A.    Landlord                                                           26
     B.    Tenant                                                             26

24.  QUIET POSSESSION                                                         27

25.  REAL ESTATE BROKER                                                       28

26.  MISCELLANEOUS                                                            28
     A.    Successors and Assigns                                             28
     B.    Date Payments Are Due                                              28
     C.    Meaning of "Landlord", "Re-Entry, "including" and "Affiliate"      28
     D.    Time of the Essence                                                28
     E.    No Option                                                          28
     F.    Severability                                                       28
     G.    Governing Law                                                      28
     H.    Lease Modification                                                 29
     I.    No Oral Modification                                               29
     J.    Landlord's Right to Cure                                           29
     K.    Captions                                                           29
     L.    Authority                                                          29
     M.    Landlord's Enforcement of Remedies                                 29
     N.    Entire Agreement                                                   29
     O.    Landlord's Title                                                   29
     P.    Light and Air Rights                                               29
     Q.    Singular and Plural                                                29
     R.    No Recording by Tenant                                             30
     S.    Exclusivity                                                        30
     T.    No Construction Against Drafting Party                             30
     U.    Survival                                                           30
     V.    Rent Not Based on Income                                           30
     W.    Building Manager and Service Providers                             30
     X.    Late Charge and Interest on Late Payments                          30
     Y.    Parking                                                            30
     Z.    Signage                                                            30

27.  UNRELATED BUSINESS INCOME                                                31

28.  HAZARDOUS SUBSTANCES                                                     31

29.  EXCULPATION                                                              31

                                     LEASE
                                     -----

     THIS LEASE (the "Lease") is made as of September 29, 1997 between
                 -----------
CARRAMERICA REALTY CORPORATION, a Maryland corporation (the "Landlord") and the
                                                             --------
Tenant as named in the Schedule below.  The term "Project" means the buildings
                                                  -------
one through six (individually the "Building" and collectively the "Buildings")
                                   --------                        ---------
known as "Willow Creek Corporate Center" and the land (the "Land") located at
                                                            ----
10525 Willows Road, Redmond, Washington 98073.  "Premises" means that part of
                                                 --------
the Project leased to Tenant described in the Schedule and outlined on Appendix
A.

     The following schedule (the "Schedule") is an integral part of this Lease.
                                  --------
Terms defined in this Schedule shall have the same meaning throughout the Lease.

                                    SCHEDULE

          I. TENANT: Metawave Communications Corporation, Inc., a Delaware corporation.
          II.    PREMISES:  Buildings 1 and 2 of the Project.
          III. RENTABLE SQUARE FEET OF THE PREMISES: Approximately 95,838 square feet (Building 1 - 51,286 square feet, Building 2 - 44,552 square feet).
          IV. TENANT'S PROPORTIONATE SHARE: 28.62% (based upon a total of 334,906 rentable square feet in the Buildings).
          V.     SECURITY DEPOSIT:  $2,500,000 Letter of Credit.
          VI. TENANT'S REAL ESTATE BROKER FOR THIS LEASE: CB Commercial Real Estate Group, Inc.
          VII.   LANDLORD'S REAL ESTATE BROKER FOR THIS LEASE:  N/A.
          VIII. TENANT IMPROVEMENTS, IF ANY: See the Tenant Improvement Agreement attached hereto as Appendix C.
          IX. COMMENCEMENT DATE: June 1, 1998. If the Commencement Date is other than June 1, 1998, Landlord and Tenant shall execute a Commencement Date Confirmation substantially in the form of Appendix E promptly following the Commencement Date.
          X. TERMINATION DATE/TERM: May 31, 2005, seven (7) years after the Commencement Date, or if the Commencement Date is not the first day of a month, then after the first day of the following month.
          XI.    GUARANTOR:  N/A.

                                       1
                                       -

          XII.   BASE RENT.

                                Annual           Monthly         Per Sq. Ft.
          Period                Base Rent        Base Rent          Rent
--------------------------------------------------------------------------------
6-1-98 through 5-31-01       $1,389,651.00      $115,804.25     $14.50 nnn/rsf
6-1-01 through 5-31-03       $1,557,367.50      $129,780.63     $16.25 nnn/rsf
6-1-03 through 5-31-05       $1,677,165.00      $139,763.75     $17.50 nnn/rsf


          I. APPENDICES: The following attached Appendices are an integral part of this Lease and incorporated herein by this reference:

     Appendix A-1 - Plan of the Premises
     Appendix A-2 - Plan of the Project
     Appendix B - Rules and Regulations
     Appendix C - Tenant Improvement Agreement
     Appendix D - Mortgages Affecting Project
     Appendix E - Commencement Date Conformation
     Appendix F - Legal Description
     Appendix G - Extension Option
     Appendix H - Expansion Option

     1.   LEASE AGREEMENT.  On the terms stated in this Lease, Landlord leases
          ---------------
the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

     2.   RENT.
          ----

     A.   Types of Rent.  Tenant shall pay the following Rent in the form of a
          -------------
check to Landlord at the following address:

          CARRAMERICA REALTY CORPORATION
          WILLOW CREEK CORPORATE CENTER
          P.O. Box 198456
          Atlanta, GA  30384-7918

                                       2
                                       -
or by wire transfer as follows:

          Account Name:      CarrAmerica Realty Corporation
          Account Number:    3255807986
          ABA Number:        061-000-052
          Bank Name:         NationsBank of Georgia
          Notification:      Jennifer Malone (CarrAmerica)
          Telephone:         202-639-3829

or in such other manner as Landlord may notify Tenant:

          (1)  Base Rent in monthly installments in advance on or before the
               ---------
first day of each month of the Term in the amount set forth on the Schedule. Notwithstanding the foregoing, Landlord and Tenant agree that for the first six
(6) months of the Lease Term Tenant's monthly Base Rent payment shall be Eighty-eight thousand twelve and 58/100 Dollars ($88,012.58) and, thereafter, Tenant s Base Rent obligation shall be as set forth in the Schedule. Landlord and Tenant agree that in the event Tenant shall occupy any portion of the approximately 23,000 square feet of Pocket Space as identified in the Tenant Improvement Agreement, Appendix C, Section 1, the Base Rent during months one through six (1-6) of the Lease Term shall be increased proportionately based on $14.50 PSF for that portion of the Pocket Space occupied by Tenant.

          (2)  Operating Cost Share Rent in an amount equal to the Tenant's
               -------------------------
Proportionate Share of the Operating Costs for the applicable fiscal year of the Lease, paid monthly in advance in an estimated amount. Definitions of Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2B, 2C and 2D.

          (3)  Tax Share Rent in an amount equal to the Tenant's Proportionate
               --------------
Share of the Taxes for the applicable fiscal year of this Lease, paid monthly in advance in an estimated amount. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2B, 2C and 2D.

          (4)  Additional Rent in the amount of all costs, expenses,
               ---------------
liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent, Operating Cost Share Rent, and Tax Share Rent, but including any interest for late payment of any item of Rent.

          (5)  Rent as used in this Lease means Base Rent, Operating Cost Share
               ----
Rent, Tax Share Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind, except as otherwise expressly stated herein.

          (6)  Skybridge.  Tenant hereby agrees to pay to Landlord the costs and
               ---------
expenses incurred by Landlord in the construction of the skybridge pursuant to Appendix C(6)(b) as follows: Tenant shall pay monthly throughout the term of this Lease an amount per month equal to the total cost and expenses of constructing the skybridge amortized over the seven year term of this Lease at an annual interest rate of 10.5%. Tenant shall not be required to remove the skybridge at the termination of the Lease.


                                       3
                                       -

     B.   Payment of Operating Cost Share Rent and Tax Share Rent.
          -------------------------------------------------------

          (1)  Payment of Estimated Operating Cost Share Rent and Tax Share Rent
               -----------------------------------------------------------------
Landlord shall estimate the Operating Costs and Taxes of the Project by April 1 of each fiscal year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project.

          Within ten (10) days after receiving the original or revised estimate from Landlord, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

          (2)  Correction of Operating Cost Share Rent.  Landlord shall deliver
               ---------------------------------------
to Tenant a report for the previous fiscal year (the "Operating Cost Report") by
                                                      ---------------------
April 1 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Operating Costs incurred, (b) the amount of Operating Cost Share Rent due from Tenant, and (c) the amount of Operating Cost Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Operating Cost Share Rent next coming due.

          (3)  Correction of Tax Share Rent.  Landlord shall deliver to Tenant a
               ----------------------------
report for the previous fiscal year (the "Tax Report") by April 1 of each year,
                                          ----------
or as soon as reasonably possible thereafter, setting forth (a) the actual Taxes, (b) the amount of Tax Share Rent due from Tenant, and (c) the amount of Tax Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply any excess as a credit against Tenant's payments of Tax Share Rent next coming due.

     C.   Definitions.
          -----------

          (1)  Included Operating Costs. "Operating Costs" means any expenses,
               ------------------------   ---------------
costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management, maintenance, operation, insurance, repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those repair, maintenance and services required to be furnished by Landlord to the Premises and Building under this Lease, a management fee

                                       4
                                       -
in an amount equal to three percent (3%) of the annual Base Rent and accounting and administration costs incurred by Landlord with respect to the Project. Operating Costs shall also include the costs of any capital improvements (other than Landlord's Work, Initial Improvements, and Additional Improvements) which reduce Operating Costs or improve safety, and those made to keep the Project in compliance with governmental requirements applicable from time to time (collectively, "Included Capital Items"); provided, that the costs of any Included Capital Item shall be amortized by Landlord, together with an amount equal to interest at ten percent (10%) per annum, over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term.

          If the Project is not fully occupied during any portion of any fiscal year, Landlord may adjust (an "Equitable Adjustment") Operating Costs to equal
                               --------------------
what would have been incurred by Landlord had the Project been fully occupied. This Equitable Adjustment shall apply only to Operating Costs which are variable and therefore increase as occupancy of the Project increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs.

          If Landlord does not furnish any particular service whose cost would have constituted an Operating Cost to a tenant other than Tenant who has undertaken to perform such service itself, Operating Costs shall be increased by the amount which Landlord would have incurred if it had furnished the service to such tenant.

          (2)  Excluded Operating Costs.  Operating Costs shall not include:
               ------------------------

                         (a)  costs of alterations of tenant premises;

                         (b) costs of capital improvements other than Included Capital Items;

                         (c) interest and principal payments on mortgages or any other debt costs, or rental payments on any ground lease of the Project;

                         (d)  real estate brokers' leasing commissions;

                         (e) legal fees, space planner fees and advertising expenses incurred with regard to leasing the Building or portions thereof;

                         (f) any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent;

                                       5
                                       -

                         (g) the cost of any service furnished to any office tenant of the Project which Landlord does not make available to Tenant;

                         (h)  depreciation (except on any Included Capital
               Items);

                         (i)  franchise or income taxes imposed upon Landlord;

                         (j) costs of correcting defects in construction of the Building, including Building Shell, Initial Improvements and Additional Improvements (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Building in light of their specifications);

                         (k) legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to Section 2B above;

                         (l) the wages of any employee for services not related directly to the day to day management, maintenance, operation and repair of the Building; and

                         (m)  fines, penalties and interest.

                         (n)  amounts paid for deductibles on insurance carried
by Landlord relating to the Project in excess of industry standard deductibles for insurance policies covering comparable Projects.

          (3)  Taxes.  "Taxes" means any and all taxes, assessments and charges
               -----    -----
of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all fees and other costs and expenses
 --------
paid by

                                       6
                                       -

Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful.

          For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made.

          Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

          (4)  Lease Year.  "Lease Year" means each consecutive twelve-month
               ----------    ----------
period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

          (5)  Fiscal Year.  "Fiscal Year" means the calendar year, except that
               -----------    -----------
the first fiscal year and the last fiscal year of the Term may be a partial calendar year.

     D.   Computation of Base Rent and Rent Adjustments.
          ---------------------------------------------

          (1)  Prorations.  If this Lease begins on a day other than the first
               ----------
day of a month, the Base Rent, Operating Cost Share Rent and Tax Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the fiscal year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable fiscal year.

          (2)  Default Interest.  Any sum due from Tenant to Landlord not paid
               ----------------
when due shall bear interest from the date due until paid at ten and one half percent (10.5%).

          (3)  Rent Adjustments.  The square footage of the Premises and the
               ----------------
Building set forth in the Schedule are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises or the Building. If any Operating Cost paid in one fiscal year relates to more than one fiscal year, Landlord may proportionately allocate such Operating Cost among the related fiscal years.


                                       7
                                       -

          (4)  Books and Records.  Landlord shall maintain books and records
               -----------------
reflecting the Operating Costs and Taxes in accordance with sound accounting and management practices. Tenant and its certified public accountant shall have the right to inspect Landlord's records at Landlord's office upon at least seventy-two (72) hours' prior notice during normal business hours during the ninety (90) days following the respective delivery of the Operating Cost Report or the Tax Report. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Building. Unless Tenant sends to Landlord any written exception to either such report within said ninety (90) day period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord shall cause its independent certified public accountant to issue a final and conclusive resolution of Tenant's exception. Tenant shall pay the cost of such certification unless Landlord's original determination of annual Operating Costs or Taxes overstated the amounts thereof by more than five percent (5%).

          (5)  Miscellaneous.  So long as Tenant is in default of any obligation
               -------------
under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.

     3.   PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF
          ------------------------------------------------------------------
PREMISES.
--------

     A.   Condition of Premises.  Except to the extent of the Tenant
          ---------------------
Improvements item on the Schedule, and without limiting Landlord s duties under other provisions of this Lease, Landlord is leasing the Premises to Tenant "as is", without any obligation to alter, remodel, improve, repair or decorate any part of the Premises. Landlord shall cause the Premises to be completed in accordance with the Tenant Improvement Agreement attached as Appendix C.

     B.   Tenant's Possession.  Tenant's taking possession on the Commencement
          -------------------
Date of any portion of the Premises shall be conclusive evidence that the Premises was in good order, repair and condition, other than latent and other defects which are not discoverable upon reasonable inspection by Tenant at the time of taking possession. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, including Base Rent at the rate set forth for the First Lease

                                       8
                                       -

Year in the Schedule prorated for any partial month. Notwithstanding the foregoing, Tenant shall be granted access to the Premises thirty (30) days prior to the Commencement Date for the purposes of installing Tenant s furniture, fixtures and equipment.

     In the event that through no fault of Tenant, and subject to force majeure, Landlord has not substantially completed (as defined in Appendix C) the Premises in accordance with Appendix C by the Commencement Date, as Tenant s sole and exclusive remedy, Landlord shall provide Tenant with two (2) days of Base Rent abatement credit for each day of late delivery until the Premises are substantially complete provided, however, that in the event that Premises are not delivered within 120 days of the Commencement Date, Tenant shall have the right to terminate this Lease.

     C.   Surrender.  Subject to Landlord's obligations set forth herein and
          ---------
paragraph 4E, throughout the Term, Tenant shall maintain, repair and replace the Premises in their condition as of the Completion Date, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, and at the termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises to Landlord in broom-clean condition. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof.

     4.   BUILDING AND LANDLORD REPAIR.
          ----------------------------

     Landlord shall furnish the services, repair and maintenance to the Premises and Buildings ("Building Services"), unless otherwise stated herein, as follows:

     A.   Heating and Air Conditioning.   Landlord shall furnish heating and air
          ----------------------------
conditioning system to the Premises as part of the Building Shell to provide a comfortable temperature, in Landlord's judgment, for normal business operations. Tenant may install supplementary stand alone air conditioning units in the Premises, if necessary to maintain comfortable temperature for normal business operations, provided that such improvements by Tenant shall be of Tenant's sole cost and expense, and subject to Landlord's reasonable prior approval and the terms of Article 5 hereof. Tenant shall pay to Landlord upon demand as Additional Rent the cost of operation, repair and maintenance thereof.

     B.   Electricity. Landlord shall furnish to the Premises as part of the
          -----------
Building Shell sufficient electricity to operate normal office equipment.
Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery, other than business machines and equipment normally employed for general office use (other than equipment installed in Tenant's "equipment demo rooms", engineering laboratories and on the production floor) which do not require high electricity consumption for operation. If any of Tenant's equipment requires electricity consumption in excess of the capacity of the electrical system installed by Landlord in the Premises, all additional

                                       9
                                       -
transformers, distribution panels and wiring that may be required to provide the amount of electricity required for Tenant's equipment shall be installed by Landlord at the cost and expense of Tenant except to the extent covered by the Landlord Contribution. Tenant shall pay the cost of electricity it consumes as recorded by the electric meter serving the Premises directly to the electric company. In the event that the Premises are not separately metered, Tenant shall be billed periodically by Landlord based upon such consumption or shall be made part of the Operating Cost Share Rent.

     C.   Water.  Landlord shall furnish hot and cold tap water for drinking and
          -----
toilet purposes to the Premises as part of the Building Shell. Tenant shall pay directly to the water company for water furnished and consumed. Tenant shall not permit water to be wasted.

     D.   Janitorial Service.  Tenant shall provide, at its own cost and
          ------------------
expense, janitorial services to the Premises. At Tenant's request, Landlord may furnish janitorial to the Premises. Tenant shall reimburse Landlord such costs as Additional Rent.

     E.   Landlord's Repair Obligations.  Subject to Tenant's obligations set
          -----------------------------
forth in paragraph 5F below and Landlord's rights to reimbursement of costs and expenses as set forth in this Lease, Landlord shall repair, maintain and replace, as necessary, the Building shell, the roof, exterior walls and structural parts of the Premises, and equipment and fixtures comprising the Building Services (unless otherwise expressly excluded as set forth in this paragraph 4). Tenant shall pay to and reimburse Landlord for the cost and expense of Landlord's obligations hereunder as Operating Costs, or if such services are provided solely to Tenant and the Premises, Landlord shall invoice Tenant and Tenant shall pay Landlord, as Additional Rent, the cost of such services. Notwithstanding the foregoing, Landlord shall not (i) be required to make repairs necessitated by reason of the negligence or willful misconduct of Tenant or anyone claiming under Tenant, by reason of the failure of Tenant to perform or observe any conditions or agreements of this Lease, or by reason of any improvements or alterations made by Tenant, or (ii) be liable to Tenant for failure to make repairs as herein specifically required of it unless Tenant has notified Landlord, in writing (except in emergencies) of the need for such repairs and Landlord has failed to commence said repairs within ten (10) business days following receipt of Tenant's notification.

     F.   Interruption of Services.  If any of the Building utilities systems,
          ------------------------
equipment or machinery provided or maintained by Landlord ceases to function properly for any cause, Landlord shall use reasonable diligence to repair the same promptly. Landlord's inability to furnish, to any extent, the Building Services set forth in this Section 4, or any cessation thereof resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Building shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of rent, nor relieve Tenant from fulfillment

                                      10
                                      --
of any covenant or agreement hereof; provided, however, in the event that an interruption of the Building Services set forth in this Section 4 to the extent caused by Landlord's negligence or performance of its duties under this Lease causes the Premises to be untenantable for a period of at least five (5) consecutive business days, monthly Rent shall be abated proportionately.

     5.   ALTERATIONS AND REPAIRS BY TENANT.
          ---------------------------------

     A.   Landlord's Consent and Conditions.
          ---------------------------------

     Tenant shall not make any improvements or alterations to the Premises (the "Work"), in excess of ten thousand dollars ($10,000) without in each instance
 ----
submitting plans to Landlord and obtaining Landlord's prior written consent, which shall not be unreasonably withheld. For purposes of this Section, the term "Work" shall not include Tenant's furniture, fixtures or equipment. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components or systems of the Building, (b) impacts any other tenant's premises, or (c) is visible from outside the Premises, with the exception of antennas installed pursuant to
Section 6 hereof. With respect to any consent required herein, Landlord shall respond within ten (10) days.

     Tenant shall reimburse Landlord for actual costs incurred for review of the plans and all other items submitted by Tenant. Tenant shall pay for the cost of all Work. All Work shall become the property of Landlord upon its installation, except for Tenant's trade fixtures and for items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Section 5E.

     The following requirements shall apply to all Work:

          (1) Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance satisfactory to Landlord, and, at Landlord's request, security for payment of all costs.

          (2) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

          (3) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental Requirements").
                                   -------------------------

                                      11
                                      --

          (4) Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

          (5) Tenant shall perform all Work in compliance with Landlord's "Policies, Rules and Procedures for Construction Projects" in effect at the time the Work is performed.

          (6) Tenant shall permit Landlord to supervise all Work. Landlord may charge a supervisory fee not to exceed five percent (5%) of labor, material, and all other costs of the Work, if Landlord's employees or contractors perform the Work.

          (7) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials.

     B.   Damage to Systems.  If any part of the mechanical, electrical or other
          -----------------
systems in the Premises provided or maintained by landlord shall be damaged as a result of Tenant's improvements or alterations, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. During any period of Tenant's alteration or improvement of the Premises, Tenant shall at its expense make all other repairs required as a result or caused by Tenant's construction of alterations and improvements necessary to keep the Premises, and Tenant's fixtures and personal property, in good order, condition and repair; to the extent Tenant fails to do so, Landlord may make such repairs itself. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the mis-use or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

     C.   No Liens.  Tenant has no authority to cause or permit any lien or
          --------
encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand.


                                      12
                                      --

     D.   Ownership of Improvements.  All improvements, alterations or work to
          -------------------------
the Premises as defined in this Section 5, partitions, hardware, equipment, machinery and all other improvements and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) shall at Landlord's option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or (b) be removed in accordance with Subsection 5E below (unless Landlord at the time it gives its consent to the performance of such construction expressly waives in writing the right to require such removal).

     E.   Removal at Termination.  Upon the termination of this Lease or
          ----------------------
Tenant's right of possession Tenant shall remove from the Project its trade fixtures, furniture, moveable equipment and other personal property, any improvements which Landlord elects shall be removed by Tenant pursuant to
Section 5D, and any improvements to any portion of the Project other than the Premises, provided, however, that Tenant is not required to remove any Initial Improvements, Additional Improvements, Landlord's Work, or the skybridge. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's Sailure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition.

     F.   Tenant's Repair Obligation.  Subject to Landlord's obligations set
          --------------------------
forth in paragraph 4E, Tenant shall, throughout the term of this Lease and at its own cost and expense, maintain, repair and replace, as necessary, or required by applicable law or ordinances, the Premises improvements, fixtures, equipment, mechanical and electrical systems in their condition as of the Commencement Date, ordinary wear and tear excepted. Tenant shall provide its own garbage service to the Premises at its own cost and expense. All replacements made by Tenant shall be of like kind and quality to the items replaced as they existed when originally installed. With respect to any maintenance or repair of mechanical and electrical systems in the Premises and required be maintained by Tenant hereunder, Tenant shall contract and pay for periodic inspection and maintenance and the repair and replacement, as necessary, subject to the Landlord's approval and satisfaction which shall not be unreasonably withheld or delayed.

     6.   USE OF PREMISES.  Tenant shall use the Premises only for general
          ---------------
office and light manufacturing purposes, which shall include product demonstration to customers, equipment testing and storage. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project.

                                      13
                                      --

Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises (other than propane tanks used for vehicles on the Premises). Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other Tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises.

     If any governmental authority shall deem the Premises to be a "place of public accommodation" under the Americans with Disabilities Act or any other comparable law as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Building or the Premises under such laws.

     Tenant, its employees, agents, contractors or invitees shall be allowed access to the building roof for the purpose of installing servicing, monitoring, testing and changing its equipment; provided that Landlord shall be notified prior to any installation work and such work satisfies the requirements of
Section 3 and 5.

     7.   GOVERNMENTAL REQUIREMENTS AND BUILDING RULES.  Landlord shall comply
          --------------------------------------------
with all Governmental Regulations applicable to the design or construction of the Premises, the Building shell, the Initial Improvements and the Additional Improvements. Tenant shall comply with all Governmental Requirements applying to its use of the Premises. Tenant shall also comply with all reasonable rules established for the Project from time to time by Landlord. The present rules and regulations are contained in Appendix B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and tenants in the Project under leases containing rules and regulations similar to this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease and also landlord s Policies, Rules and Regulations for Construction Projects".

     8.   WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.
          --------------------------------------------

     A.   Waiver of Claims.  To the extent permitted by law, Tenant waives any
          ----------------
claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant constituting insurable risks covered by the insurance policies required to be maintained by the parties hereunder as the result of any act or omission of Landlord.

     To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents or damage to property sustained by Landlord constituting insurable risks covered by the insurance

                                      14
                                      --
policies required to be maintained by the parties hereunder as the result of any act or omission of Tenant.

     B.   Indemnification.  Tenant shall indemnify, defend and hold harmless
          ---------------
Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from the use of the Premises or from any other act or omission or negligence of Tenant or any of Tenant's employees or agents. Tenant's obligations under this section shall survive the termination of this Lease.

     Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from any other act or omission or negligence of Landlord or any of Landlord's employees or agents. Landlord's obligations under this section shall survive the termination of this Lease.

     TENANT HEREBY WAIVES ITS IMMUNITY WITH RESPECT TO LANDLORD UNDER THE INDUSTRIAL INSURANCE ACT (RCW TITLE 51) AND/OR THE LONGSHOREMAN S AND HARBORWORKER S ACT AND/OR ANY EQUIVALENT ACTS AND TENANT EXPRESSLY AGREES TO ASSUME POTENTIAL LIABILITY FOR ACTIONS BROUGHT AGAINST LANDLORD BY TENANT S EMPLOYEES EXCEPT TO THE EXTENT CAUSED BY LANDLORD. THIS WAIVER HAS BEEN SPECIFICALLY NEGOTIATED BY THE PARTIES TO THIS LEASE AND TENANT HAS HAD THE OPPORTUNITY TO, AND HAS BEEN ENCOURAGED, TO CONSULT WITH INDEPENDENT COUNSEL REGARDING THIS WAIVER.

     C.   Tenant's Insurance.  Tenant shall maintain insurance as follows, with
          ------------------
such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

          (1) Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than One Million Dollars ($1,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000).

          (2) Property Insurance against "Special Form, All Risks" of physical loss covering the replacement cost of all improvements, fixtures and personal property.

          (3) Workers compensation or similar insurance in form and amounts required by law, and Employers Liability with not less than the following limits:

                                      15
                                      --

                      Each Accident             $100,000
                      Disease--Policy Limit     $500,000
                      Disease--Each Employee    $100,000

     Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord s building manager or agent and ground lessor shall be named as additional insureds as respects to insurance required of the Tenant in Section 8C(1). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's approval, and any such company shall be licensed to do business in the state in which the Building is located. Such insurance companies shall have a A.M. Best rating of A VI or better.

     Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

          (1) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

          (2) Workers compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                      Each Accident             $100,000
                      Disease--Policy Limit     $500,000
                      Disease--Each Employee    $100,000


     Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

     D.   Insurance Certificates.  Tenant shall deliver to Landlord certificates
          ----------------------
evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

     E.   Landlord's Insurance.  Landlord shall maintain "Special Form, All-
          --------------------
Risk" property insurance at replacement cost, including loss of rents, on the Building, and Commercial General Liability insurance policies covering the common areas of the

                                      16
                                      --

Building, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project.

     F.   Waiver of Subrogation.  With respect to all policies of insurance to
          ---------------------
be maintained hereunder by Tenant and Landlord, Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

     9.   FIRE AND OTHER CASUALTY.
          -----------------------

     A.   Termination.  If a fire or other casualty causes substantial damage to
          -----------
the Building or the Premises, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods. If the time needed exceeds twelve (12) months from date of damage, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease, then in the case of the Premises, either Landlord or Tenant may terminate this lease, and in the case of the Building, Landlord may terminate this Lease, by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the Premises which has been untenantable after the casualty.

     B.   Restoration.  If a casualty causes damage to the Building or the
          -----------
Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises subject to current Governmental Requirements. Tenant shall replace its damaged improvements, personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except to the extent that Tenant's negligence caused the casualty.

     10.  EMINENT DOMAIN.  If a part of the Project is taken by eminent domain
          --------------
or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. In the event that seventy five percent (75%) or more of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. Subject to Tenant's rights to pursue claims described below, the entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award. All obligations accrued to the date of the taking shall be performed by each party. Notwithstanding the foregoing, nothing herein shall be deemed a waiver of Tenant's rights to receive an award for a

                                      17
                                      --
taking of its personal property, good will, relocation expense and/or interest in the Lease provided Tenant's award does not reduce or adversely affect Landlord's award.

     11.  RIGHTS RESERVED TO LANDLORD.
          ---------------------------

     Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

     A.   Name.  To change the name or street address (but only to extent such
          ----
changes in street address is required by a governmental authority) of the Building or the suite number(s) of the Premises.

     B.   Signs.  Subject to applicable law, to install and maintain any signs
          -----
on the exterior and in the interior of the Building, and to approve at its reasonable discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Building.

     C.   Window Treatments.  To approve, at its discretion, prior to
          -----------------
installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.

     D.   Keys.  To retain and use at any time passkeys to enter the Premises or
          ----
any door within the Premises after reasonable notice (except in emergency).

     E.   Access.  To have access to inspect the Premises, and to perform its
          ------
obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease.

     F.   Preparation for Reoccupancy.  To decorate, remodel, repair, alter or
          ---------------------------
otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

     G.   Heavy Articles.  To approve the weight, size, placement and time and
          --------------
manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

     H.   Show Premises.  To show the Premises to prospective purchasers,
          -------------
tenants, brokers, lenders, investors, rating agencies or others at any reasonable time, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant's use of the Premises.

     I.   Use of Lockbox.  To designate a lockbox collection agent for
          --------------
collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be

                                      18
                                      --
the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

     J.   Repairs and Alterations.  To make repairs or alterations to the
          -----------------------
Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Building. Landlord may perform any such repairs or alterations during ordinary business hours, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant s use of the Premises, except that Tenant may require any Work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

     K.   Landlord's Agents.  If Tenant is in default under this Lease,
          -----------------
possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

     L.   Building Services.  To install, use and maintain through the Premises,
          -----------------
pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

     M.   Other Actions.  To take any other action which Landlord deems
          -------------
reasonable in connection with the operation, maintenance or preservation of the Building.

     12.  TENANT'S DEFAULT.
          ----------------

     Any of the following shall constitute a default by Tenant:

     A.   Rent Default.  Tenant fails to pay any Rent when due within five (5)
          ------------
days of written notice to Tenant.

     B.   Assignment/Sublease Default.  Tenant defaults in its obligations under
          ---------------------------
Section 17 Assignment and Sublease;

     C.   Other Performance Default.  Tenant fails to perform any other
          -------------------------
obligation to Landlord under this Lease, and, in the case of only the first two
(2) such failures during the Term of this Lease, this failure continues for ten
(10) days after written notice from Landlord, except that if Tenant begins to cure its failure within the ten (10) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues

                                      19
                                      --
to diligently attempt to cure its failure, the ten (10) day period shall be extended to sixty (60) days, or such lesser period as is reasonably necessary to complete the cure;

     D.   Credit Default.  One of the following credit defaults occurs:
          --------------

          (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of thirty days or results in the entry of an order for relief against Tenant which is not fully stayed within seven days after entry;

          (2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

     13.  LANDLORD REMEDIES.
          -----------------

     A.   Termination of Lease or Possession.  If Tenant defaults, Landlord may
          ----------------------------------
elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant.

     B.   Lease Termination Damages.  If Landlord terminates the Lease, Tenant
          -------------------------
shall pay to Landlord all Rent due on or before the date of termination, plus Landlord's reasonable estimate of the aggregate Rent that would have been payable from the date of termination through the Termination Date, reduced by the rental value of the Premises calculated as of the date of termination for the same period, taking into account reletting expenses and market concessions, both discounted to present value at the rate of five percent (5%) per annum. If Landlord shall relet any part of the Premises for any part of such period before such present value amount shall have been paid by Tenant or finally determined by a court, then the amount of Rent payable pursuant to such reletting (taking into account any concessions) shall be deemed to be the reasonable rental value for that portion of the Premises relet during the period of the reletting.

     C.   Possession Termination Damages.  If Landlord terminates Tenant's right
          ------------------------------
to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the

                                      20
                                      --
reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

     D.   Landlord's Remedies Cumulative.  All of Landlord's remedies under this
          ------------------------------
Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant s account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

     E.   WAIVER OF TRIAL BY JURY.  EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT
          -----------------------
OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE.
EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN WASHINGTON, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

     F.   Litigation Costs.  Tenant shall pay Landlord's reasonable attorneys'
          ----------------
fees and other costs in any action brought to enforce this Lease.

     14.  SURRENDER.  Upon termination of this Lease or Tenant's right to
          ---------
possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and casualty damage excepted. If Landlord requires Tenant to remove any alterations, then Tenant shall remove the alterations in a good and workmanlike manner and restore the Premises to its condition prior to their installation.

     15.  HOLDOVER.  If Tenant retains possession of any part of the Premises
          --------
after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay all of Base Rent, Operating Cost Share Rent and Tax Share Rent at one hundred twenty five percent (125%) of the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord's direct and consequential damages if such holdover is without consent. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

     16.  SUBORDINATION TO GROUND LEASES AND MORTGAGES.
          --------------------------------------------

     A.   Subordination.  Subject to Section 16B, this Lease shall be
          -------------
subordinate to any present or future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination.

     B.   Termination of Ground Lease or Foreclosure of Mortgage.  If any ground
          ------------------------------------------------------
lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn.

     C.   Security Deposit.  Any ground lessor or mortgagee shall be responsible
          ----------------
for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or mortgagee.

     D.   Notice and Right to Cure.  The Project is subject to any ground lease
          ------------------------
and mortgage identified with name and address of ground lessor or mortgagee in Appendix D to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

     E.   Definitions.  As used in this Section 16, "mortgage" shall include
          -----------
"trust deed" and "mortgagee" shall include "trustee", "mortgagee" shall include the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

     17.  ASSIGNMENT AND SUBLEASE.
          -----------------------

     A.   In General.  Tenant shall not, without the prior consent of Landlord
          ----------
in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or
(iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay reasonable Landlord's attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void.

     B.   Landlord's Consent.  Landlord will not unreasonably withhold its
          ------------------
consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease, (ii) the proposed assignee or sublessee is a tenant in the Project and Landlord has appropriate available space in the Project,
(iii) the financial condition, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease or any other leases in the Project. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

     C.   Procedure.  Tenant shall notify Landlord of any proposed assignment or
          ---------
sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and sufficient information to permit Landlord to determine the financial condition and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the

                                      23
                                      --
effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

     D.   Change of Ownership.  Any direct or indirect change in 50% or more of
          -------------------
the ownership interest in Tenant shall constitute an assignment of this Lease; provided, however, that Landlord hereby consents to any such assignment that is in connection with (i) transfer of shares between existing shareholders, (ii) redemption of shares by Tenant, or (iii) a public offering of Tenant s stock under the Securities Act of 1933, as amended. Notwithstanding Landlord's prior consent to the foregoing, Tenant shall provide Landlord with written notice required hereunder.

     E.   Excess Payments.  If Tenant shall assign this Lease or sublet any part
          ---------------
of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent 50% of any such excess immediately upon receipt.

     18.  CONVEYANCE BY LANDLORD.  If Landlord shall at any time transfer its
          ----------------------
interest in the Project or this Lease, provided that the transferee shall expressly assume in writing all duties of Landlord in this Lease, Landlord shall be released of any obligations accruing after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.

     19.  ESTOPPEL CERTIFICATE.  Each party shall, within ten (10) days of
          --------------------
receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance, that the non-certifying party has not paid any security deposit, and that the non-certifying party has no claims or offsets against the requesting party.

                                      24
                                      --

     20.  SECURITY DEPOSIT.  Tenant shall arrange for the issuance and delivery
          ----------------
to Landlord on the date of this Lease, as security for the performance of all of its obligations of Tenant hereunder an irrevocable, standby letter of credit (the "Letter of Credit") from Silicon Valley Bank, Imperial Bank or such other commercial bank of Tenant's choosing and reasonably acceptable and in form and content reasonably satisfactory to Landlord, in the amount set forth on the Schedule. Upon the execution of this Lease, Tenant shall deliver a Letter of Credit in the amount of $1,000.000. The amount of the Letter of Credit shall be increased by $1,000,000 on January 1, 1998 and then by $500,000 on the Commencement Date. If Tenant defaults under this Lease, Landlord may use any part of the Letter of Credit or Security Deposit to make any defaulted payment, to pay for Landlord's cure of any defaulted obligation, or to compensate Landlord for any loss or damage resulting from any default. Landlord agrees to release the Letter of Credit upon satisfaction of all of the following conditions: (i) Tenant s Operating Income from continuing operations under GAAP exceeds $500,000 for four consecutive quarters; (ii) Tenant s cash and receivables are a minimum of $10,000,000; (iii) a current ratio (defined as current assets divided by current liabilities) of at least two times; and (iv) Tenant has delivered a certificate of the President of Tenant representing and warranting the foregoing and the amount of one month s rent as a Security Deposit. Landlord may keep the Security Deposit, if cash, in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant within thirty (30) days after the end of the Term. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease.

     If Landlord transfers its interest in the Project or this Lease, Landlord shall transfer the Security Deposit to its transferee. Upon such transfer, Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

     21.  FORCE MAJEURE.  Landlord shall not be in default under this Lease to
          -------------
the extent Landlord is unable to perform any of its obligations on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, national emergency, or any other cause of any kind beyond the reasonable control of Landlord ("Force Majeure"). This Section 21 shall not limit Tenant's rights to any abatement of rent expressly allowed in this Lease.

     22.  TENANT'S PERSONAL PROPERTY AND FIXTURES.  Intentionally omitted.
          ---------------------------------------

     23.  NOTICES.  All notices, consents, approvals and similar communications
          -------
to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

     A.   Landlord.  To Landlord as follows:
          --------

          CARRAMERICA REALTY CORPORATION
          18640 NE 67th Court, Suite 150
          Redmond, WA  98052
          Attn:  Market Officer
          Fax No. 425-558-2246

          with a copy to:

          CarrAmerica Realty Corporation
          1700 Pennsylvania Avenue, N.W.
          Washington, D.C. 20006
          Attn:  Lease Administration

or to such other person at such other address as Landlord may designate by notice to Tenant.

     B.   Tenant.  To Tenant as follows:
          ------
          (i) After Commencement Date:

          Metawave Communications Corporation, Inc.
          10525 Willows Road
          Redmond, WA  98073
          Attn:  CFO

          with a copy to:

          Metawave Communications Corporation, Inc.
          10525 Willows Road
          Redmond, WA  98073
          Attn: General Counsel

          (ii) Prior to Commencement Date:

          Metawave Communications Corporation, Inc.
          8700 - 148th Avenue N.E.
          Redmond, WA  98052
          Attn:  CFO
          Fax No. 425-702-5972

          with a copy to:

          Metawave Communications Corporation, Inc.

          8700 - 148th Avenue N.E.
          Redmond, WA  98052
          Attn:  General Counsel
          Fax No. 425-702-5976

or to such other person at such other address as Tenant may designate by notice to Landlord.

     Notices shall be sent by United States certified or registered mail, by a reputable national overnight courier service, postage prepaid, hand delivery, or by facsimile transmission. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

     24.  QUIET POSSESSION.  So long as Tenant shall perform all of its
          ----------------
obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against Landlord or any party claiming through the Landlord. Interruption of Tenant's peaceful and quiet possession, unless caused by Tenant, shall title Tenant to an appropriate abatement of rent.

     25.  REAL ESTATE BROKER.  Tenant represents to Landlord that Tenant has not
          ------------------
dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party for any payment of any kind in connection with this Lease. Landlord shall pay to CB Commercial Real Estate Group Inc. a real estate leasing commission per a separate agreement and Tenant shall have no responsibility for such commission.

     26.  MISCELLANEOUS.
          -------------

     A.   Successors and Assigns.   Subject to the limits on Tenant's assignment
          ----------------------
contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

     B.   Date Payments Are Due.  Except for payments to be made by Tenant under
          ---------------------
this Lease which are due upon demand, Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within ten days of Tenant's receipt of Landlord's statement.

     C.   Meaning of "Landlord", "Re-Entry, "including" and "Affiliate".  The
          -------------------------------------------------------------
term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation."

The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

     D.   Time of the Essence.  Time is of the essence of each provision of this
          -------------------
Lease.

     E.   No Option.  This document shall not be effective for any purpose until
          ---------
it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

     F.   Severability.  The unenforceability of any provision of this Lease
          ------------
shall not affect any other provision.

     G.   Governing Law.  This Lease shall be governed in all respects by the
          -------------
laws of the state of Washington, without regard to the principles of conflicts of laws.

     H.   Lease Modification.  Tenant agrees to modify this Lease in any way
          ------------------
requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's interests under this Lease.

     I.   No Oral Modification.  No modification of this Lease shall be
          --------------------
effective unless it is a written modification signed by both parties.

     J.   Landlord's Right to Cure.  If Landlord breaches any of its obligations
          ------------------------
under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord immediately begins to cure the breach and diligently pursues such cure to its completion. Landlord may cure any default by Tenant; any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

     K.   Captions.  The captions used in this Lease shall have no effect on the
          --------
construction of this Lease.

     L.   Authority.  Landlord and Tenant each represents to the other that it
          ---------
has full power and authority to execute and perform this Lease.

     M.   Landlord's Enforcement of Remedies.  Landlord may enforce any of its
          ----------------------------------
remedies under this Lease either in its own name or through an agent.

     N.   Entire Agreement.  This Lease, together with all Appendices,
          ----------------
constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

     O.   Landlord's Title.  Without limiting Tenant s right to peaceful and
          ----------------
quiet possession of the Premises, Landlord's title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

     P.   Light and Air Rights.  Landlord does not grant in this Lease any
          --------------------
rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

     Q.   Singular and Plural.  Wherever appropriate in this Lease, a singular
          -------------------
term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

     R.   No Recording by Tenant.  Tenant shall not record in any public records
          ----------------------
any memorandum or any portion of this Lease except as may be required by applicable securities laws.

     S.   Exclusivity.  Landlord does not grant to Tenant in this Lease any
          -----------
exclusive right except the right to occupy its Premises.

     T.   No Construction Against Drafting Party.  The rule of construction that
          --------------------------------------
ambiguities are resolved against the drafting party shall not apply to this Lease.

     U.   Survival.  All obligations of Landlord and Tenant under this Lease
          --------
shall survive the termination of this Lease.

     V.   Rent Not Based on Income.  No rent or other payment in respect of the
          ------------------------
Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

     W.   Building Manager and Service Providers.  Landlord may perform any of
          --------------------------------------
its obligations under this Lease through its employees or third parties hired by the Landlord.

     X.   Late Charge and Interest on Late Payments.  Without limiting the
          -----------------------------------------
provisions of Section 12A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of three and one-half percent (3-1/2%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in Section 2D(2). Such late charge and interest shall constitute additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

     Y.   Parking.  Landlord will provide an allowance of three (3) cars per
          -------
1,000 rentable square feet of Premises to Tenant on the Premises.

     Z.   Signage.  Tenant shall have exclusive right, subject to Landlord's
          -------
reasonable approval to install Tenant's signage on the exterior of Buildings 1 & 2, provided the signage complies with all ordinances and orders.

     27.  UNRELATED BUSINESS INCOME.  If Landlord is advised by its counsel at
          -------------------------
any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

     28.  HAZARDOUS SUBSTANCES.  Tenant shall not cause or permit any Hazardous
          --------------------
Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion. "Hazardous Substances" include those hazardous substances
                      --------------------
described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing.

     29.  EXCULPATION.  Without limiting Tenant's rights to abatement of rent as
          -----------
expressly allowed in this Lease, Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Project, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease.

                    LANDLORD:

                                      30
                                      --

                         CARRAMERICA REALTY CORPORATION
                         a Maryland corporation


                         By:  /s/ Philip L. Hawkins
                         --------------------------------------
                         Print Name:  Philip L. Hawkins
                         --------------------------------------
                         Print Title:  Managing Director
                         --------------------------------------


                         TENANT:

                         METAWAVE COMMUNICATIONS
                         CORPORATION, INC.
                         a Delaware corporation


                         By: /s/ Vito Palermo
                         ---------------------------------------
                         Print Name:  Vito Palermo
                         ---------------------------------------
                         Print Title:  Chief Financial Officer
                         ---------------------------------------

DISTRICT OF COLUMBIA     )
                         ) ss.
                         )

     On this _______ day of __________, 1997, before me, the undersigned, a Notary Public in and for the District of Columbia, duly commissioned and sworn as such, personally appeared _________________, to me known to be the ___________________ of __________________________, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument, and that the seal affixed is the corporate seal of said corporation.

     WITNESS my hand and official seal the day and year in this certificate first above written.

                         Printed Name:  ______________________
                     NOTARY PUBLIC in and for the District of Columbia,
                         residing at ________________
                         My commission expires: _______________


STATE OF DELAWARE   )

                    ) ss.
COUNTY OF KING      )

     On this _______ day of _________________, 1997, before me, the undersigned, a Notary Public in and for the State of Delaware, duly commissioned and sworn as such, personally appeared __________________________________, to me known to be the _______________ of _________________________, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument, and that the seal affixed is the corporate seal of said corporation.

     WITNESS my hand and official seal the day and year in this certificate first above written.



                         Printed Name:  ______________________
                     NOTARY PUBLIC in and for the State of Delaware,
                         residing at ________________
                         My commission expires: _______________

                                  APPENDIX A

                             PLAN OF THE PREMISES



                  (attach floor plan depicting the Premises)



                                  APPENDIX A

                                  APPENDIX B

                             RULES AND REGULATIONS

     1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's judgment, appear unsightly from outside of the Project.

     2. The Project directory shall be available to Tenant solely to display names and their location in the Project, which display shall be as directed by Landlord.

     3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. Except as allowed in the Lease, neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Project.

     4. The toilet rooms, urinals, wash bowls, showers and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

     5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

     6. Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus, or carry on any mechanical business without the prior written consent of Landlord; use the Premises for housing, lodging or sleeping purposes (other than wellness rooms used by sick employees); or permit preparation or warming of food in the Premises (warming of coffee and individual or group meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to

                                  APPENDIX B
be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirement or which may be dangerous to persons or property.

     7. Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property (other than propane tanks used for vehicles such as forklifts), or use any method of heating or air conditioning other than that supplied by Landlord.

     8. Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

     9. No additional locks shall be placed upon any doors, windows or transoms in or to the Premises and Tenant shall not change existing locks or the mechanism thereof without prior notification to Landlord. During the Term and upon termination of the lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant.

          In the event of the loss of keys so furnished, Tenant shall pay Landlord therefor. Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any keys in addition to the two sets of keys originally furnished by Landlord for each lock.

     10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

     11. Tenant shall not take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators.

     12. Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Project at the end of the day.

     13. Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

     14. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises' or the Project's heating and air conditioning, and shall refrain

                                  APPENDIX B
                                  ----------
                                  Page 1 of 5
                                  -----------
from attempting to adjust any controls, other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed.

     15. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

     16. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

     17. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

     18. No motorized vehicle (other than freight handling equipment) and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building except that blind persons may be accompanied by "seeing eye" dogs. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.

     19. Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Project.

     Accordingly:

          (a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Project or the Property identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

          (b) Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all security procedures.

          (c) Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof.

     20. Tenant shall not do or permit the manufacture, sale or purchase of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.

     21.  Tenant shall not disturb the quiet enjoyment of any other tenant.

     22. Landlord may retain a pass key to the Premises and be allowed admittance thereto at all times to enable its representatives to examine the Premises from time to time and to exhibit the same in accordance with Section 11(H) of the Lease and Landlord may place and keep on the windows and doors of the Premises at any time signs advertising the Premises for Rent.

     23. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

     24. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose except as expressly allowed in the Lease or these regulations.

     25. Except as allowed in the Lease or related to Tenant's use of the Premises, Tenant shall not install or operate any phonograph, musical or sound-producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building which would interfere with any tenant in the Project, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

     26.  Tenant shall promptly remove all rubbish and waste from the Premises.

     27. Tenant shall not exhibit, sell or offer for sale, Rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without the prior written consent of Landlord.

     28. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.

     29. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's sole discretion, and Landlord's satisfaction shall be determined in its sole judgment provided, however, Landlord shall respond to any such request within ten (10) days.

     30. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building.

     31. In the event of a conflict between these Rules and Regulations and the provisions of the Lease, the provisions of the Lease shall prevail.

                                  APPENDIX C

                         TENANT IMPROVEMENT AGREEMENT

     1. INITIAL IMPROVEMENTS. Landlord shall cause to be performed the improvements (the "Initial Improvements") in the Premises provided for in the
                   --------------------
plans and specifications prepared by _________________________ dated _______________ and agreed to by Landlord and Tenant (the "Plans"). The Initial
                                                           -----
Improvements shall be performed by _________________________ (the "Contractor"),
                                                                   ----------
using Building standard materials. Landlord shall use commercially reasonable efforts to cause the Work to be substantially completed on or before the Commencement Date specified in the Schedule to the Lease, subject to Tenant Delay (as defined in Section 4 hereof) and any Force Majeure. Notwithstanding the foregoing, Landlord shall be required to deliver only 73,000 square feet of the Premises on the Commencement Date. The remaining 23,000 square feet shall be delivered within 180 days of Tenant s written notice of its intent to occupy the remaining space; provided, however, that rent shall commence no later than January 1, 1999 regardless of the date Tenant occupies such space. Landlord may charge a supervisory fee not to exceed three percent (3%) of labor, material and all other costs of the Initial Improvements and the Additional Improvements.

     2. ADDITIONAL IMPROVEMENTS. If Tenant shall require improvements ("Additional Improvements") to the Premises in addition, revision of, or
  -----------------------
substitution for the Initial Improvements, Tenant shall deliver to Landlord for its approval plans and specifications for such Additional Improvements. If Landlord does not approve of the plans for Additional Improvements, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such Additional Improvements. Tenant shall pay for all such preparations and revisions of plans and specifications, and the construction of all Additional Improvements, subject to Landlord s Contribution.

     3. LANDLORD'S CONTRIBUTION. Landlord shall contribute an amount of Twenty Dollars ($20.00) per square foot ("Landlord's Contribution") toward the
                                          -----------------------
costs incurred by Landlord for the Initial Improvements or Additional Improvements or other items Tenant is responsible for hereunder that constitute a physical improvement to the Premises such as cabling and security. Landlord has no obligation to pay for costs of the Initial Improvements in excess of Landlord's Contribution. If the cost of the Initial Improvements exceeds the Landlord's Contribution, Tenant shall pay such overage to Landlord upon completion of construction of the Initial Improvements. Tenant shall also pay to Landlord prior to commencement of construction, the cost of all Additional Improvements above the Landlord's Contribution.

     4.   COMMENCEMENT DATE DELAY.  Commencement Date shall be

                                  APPENDIX C
delayed until the Initial Improvements have been substantially completed (the "Completion Date"), except to the extent that the delay shall be caused by any
 ---------------
one or more of the following (a "Tenant Delay"):
                                 ------------

          (a) Tenant's request for Additional Improvements whether or not any such Additional Improvements are actually performed; or

          (b)  Contractor's performance of any Additional Improvements; or

          (c) Tenant's request for materials, finishes or installations requiring unusually long lead times; or

          (d) Tenant's delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein; or

          (e) Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons.

     If the Commencement Date is delayed for any reason, then Landlord shall cause Landlord's Architect to certify the date on which the Initial Improvements would have been completed but for such Tenant Delay, or were in fact completed without any Tenant Delay.

     5. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. Landlord shall permit Tenant and its agents to enter the Premises thirty (30) days prior to the
Commencement Date to prepare the Premises for Tenant's use and occupancy.   Any
such permission shall constitute a license only, conditioned upon Tenant's:

     (a) working in harmony with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building;

     (b) obtaining in advance Landlord's approval of the contractors proposed to be used by Tenant and depositing with Landlord in advance of any work (i) security satisfactory to Landlord for the completion thereof, and (ii) the general contractor's affidavit for the proposed work and the waivers of lien from the general contractor and all subcontractors and suppliers of material; and

     (c) furnishing Landlord with such insurance as Landlord may require against liabilities which may arise out of such entry.

     Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property or installations in the Premises prior to the Commencement Date. Tenant shall protect, defend, indemnify and save harmless

                                  APPENDIX C

Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises or the Building. Any entry and occupation permitted under this Section shall be governed by Section 5 and all other terms of the Lease.

     6.   MISCELLANEOUS.

     (a) Landlord s Work. In addition to the Initial Improvements, Landlord shall construct Building 1 and Building 2 in accordance with Plans and Specifications dated ____________ ("Landlord s Work"). Landlord shall use its best efforts to substantially complete the Landlord s Work on or before the Commencement Date, subject to force majeure and actions or omissions of Tenant causing delay. The Improvements to be constructed by Landlord shall include as part of the Building Shell (and shall not be included in the Initial Improvements) the following:

     Landlord shall provide as part of the Building Shell:

     Building HVAC system per the building specifications dated 7-1-97 and the McKinstry Drawings dated 6-30-97

     Finished Building Restroom and Core per the building specifications dated 7-1-97 and the G2 Architectural Drawings dated 6-30-97. Landlord to provide one set of showers per building as a component of the shell.

     Elevator per G2 Architectural Drawings dated 6-30-97 and building specifications dated 7-1-97.

     One on grade loading door per building per the G2 Architectural Drawings dated 6-30-97.

     Landlord to provide one dock height loading area at Building One per mutually developed and approved drawings.

     Insulated perimeter walls.

     Blinds installed on the exterior windows.

     Ceiling tiles, grid and lights for the entire Premises of the types identified in the building specifications dated ______________. In the event that the plans and specifications for the Initial Improvements are such that fewer ceiling tiles, less grid or fewer lights are required than if the entire Premises were improved for initial use as office space, Tenant shall receive a credit equal to Landlord's resulting cost savings, which shall be applied against any part of the Initial

                                  APPENDIX C

     Improvements, Additional Improvements or other items that become a physical part of the Building (such as security systems, rooftop work and telecommunications improvements) for which Tenant would otherwise be responsible to pay.

     Landlord to provide a comprehensive signage program for Willow Creek Corporate Center. The park signage package will include park entry and park directional signage, building directory signage and building informational signage.

     (b) Landlord shall construct a skybridge between Building 1 and Building 2, in accordance with plans and specifications prepared by Landlord, subject to Tenant s approval of such plans and specifications. The construction of the skybridge shall be undertaken, if possible, in conjunction with Landlord s work and the Initial Improvements. Costs of the skybridge shall be advanced by Landlord and repaid by Tenant in accordance with the terms of the Lease. Tenant shall not be required to remove the Skybridge at the termination of the Lease.

     (c) Substantial Completion as used in this Lease and Appendix shall mean completion of work so that (i) Tenant can use the Premises and Building for intended use without material interference to Tenant, (ii) the only incomplete items are minor or insubstantial details of construction and "punch list" items, and (iii) Landlord has obtained a temporary or permanent certificate of occupancy from the appropriate governmental agency.

     (d) Landlord shall provide Tenant with two (2) preliminary Space Planning meetings and two (2) Space Plans at its sole cost and expense, exclusive of the Tenant Allowance.

     (e) Landlord shall cooperate with Tenant to assist Tenant in its efforts to allow Tenant the benefits of the R&D Tax Deferral available from the State of Washington, provided that Landlord shall not be required to undertake any act or take any position that in Landlord s reasonable judgment would expose Landlord to any liability, cost or expense.

     Terms used in this Appendix C shall have the meanings assigned to them in the Lease. The terms of this Appendix C are subject to the terms of the Lease.

                                   APPENDIX C

                                  APPENDIX D

                   MORTGAGES CURRENTLY AFFECTING THE PROJECT


                                  APPENDIX D

                                   APPENDIX E

                        COMMENCEMENT DATE CONFIRMATION

Landlord:      CARRAMERICA REALTY  CORPORATION, a Maryland corporation

Tenant:        ____________________, a _____________

     This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of _________, 199__ (the "Lease") for certain premises known as Suite ____ in the building commonly known as WILLOW CREEK CORPORATE CENTER (the "Premises"). This Confirmation is made pursuant to Item 9 of the Schedule to the Lease.

     1.   Lease Commencement Date, Termination Date.  Landlord and Tenant hereby
          -----------------------------------------
agree that the Commencement Date of the Lease is _____________, 199__, and the Termination Date of the Lease is _______________, _____.

     2.   Acceptance of Premises.  Subject to the terms of the Lease, Tenant has
          ----------------------
inspected the Premises and affirms that the Premises is acceptable in all respects in its current "as is" condition.

     3.   Incorporation.  This Confirmation is incorporated into the Lease, and
          -------------
forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

                                    TENANT:

                                                                   ,
                                    a

                                    Name:_________________________________
                                    Title:________________________________

                                    LANDLORD:
                                    CARRAMERICA REALTY CORPORATION,
                                    a Maryland corporation

                                    By:__________________________________
                                    Name:________________________________
                                    Title:_______________________________

                                   APPENDIX E

                                 APPENDIX F

                               LEGAL DESCRIPTION

PARCEL A:

THE SOUTH 10 ACRES OF THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER OF SECTION 34, TOWNSHIP 26 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON.

PARCEL B:

BEGINNING AT THE SOUTHEAST CORNER OF THE NORTH THREE-FOURTHS OF THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER OF SAID SECTION 34, TOWNSHIP 26 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON;
THENCE NORTH 88 29 27" WEST ALONG THE SOUTH LINE THEREOF 333.48 FEET;
THENCE NORTH 1 30 33" EAST 700.00 FEET;
THENCE SOUTH 88 29 27" EAST 703.19 FEET TO THE WESTERLY MARGIN OF THE C.D. STIMSON ROAD (NOW KNOWN AS WILLOWS ROAD); THENCE SOUTH 6 20 48" EAST ALONG SAID WESTERLY MARGIN 708.26 FEET TO THE SOUTH LINE OF THE NORTH THREE-FOURTHS OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SAID SECTION 34;
THENCE NORTH 88 17 35" WEST ALONG SAID SOUTH LINE 466.52 FEET TO THE POINT OF BEGINNING;
EXCEPT THAT PORTION, IF ANY, LYING WITHIN WILLOWS ROAD AS CONVEYED TO THE CITY OF REDMOND BY DEED RECORDED UNDER RECORDING NO. 8002070845;

(BEING KNOWN AS PARCEL 2 OF CITY OF REDMOND LOT LINE ADJUSTMENT NO. SS-83-29 RECORDED UNDER RECORDING NO. 8310270925).

PARCEL C:

THAT PORTION OF THE SOUTH HALF OF THE SOUTH HALF OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 34, TOWNSHIP 26 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON, LYING WESTERLY OF RIGHT-OF-WAY OF NORTHERN PACIFIC RAILWAY COMPANY;
EXCEPT ANY PORTION LYING WITHIN THE WILLOWS ROAD.



                                  APPENDIX F

PARCEL D:

THE NORTH 100 FEET OF THAT PORTION OF THE NORTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 34, TOWNSHIP 26 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON, LYING WESTERLY OF THE RIGHT-OF-WAY OF THE NORTHERN PACIFIC RAILWAY COMPANY;

EXCEPT THAT PORTION THEREOF CONVEYED TO KING COUNTY FOR ROAD BY DEED RECORDED UNDER RECORDING NO. 956171.

PARCEL E:

LOTS 1, 2 AND 3 OF CITY OF REDMOND SHORT PLAT NO. SS-79-37 RECORDED UNDER RECORDING NO. 8010230411;

PARCEL F:

THE NORTH HALF OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 34, TOWNSHIP 26 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON;
EXCEPT THE SOUTH 400 FEET OF THE NORTH 430 FEET OF THE EAST 228 FEET THEREOF.

PARCEL G:

THE SOUTH 400 FEET OF THE NORTH 430 FEET OF THE EAST 228 FEET OF THE FOLLOWING DESCRIBED PROPERTY:

THE NORTH HALF OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 34, TOWNSHIP 26 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON.

PARCEL H:

THE NORTH HALF OF THE SOUTH HALF OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 34, TOWNSHIP 26 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON.

                                  APPENDIX F

PARCEL I:

THE EAST ONE-HALF OF THE FOLLOWING DESCRIBED TRACT:

THE SOUTH 10 ACRES OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 34, TOWNSHIP 26 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON, ACCORDING TO SURVEY THEREOF AS SHOWN BY THE SUBDIVISIONAL PLAT APPROVED BY DECREE OF THE SUPERIOR COURT OF KING COUNTY IN CAUSE NO. 106237.

PARCEL I-1:

AN EASEMENT FOR SANITARY SEWER AND UNDERGROUND UTILITIES OVER AND ACROSS THE NORTH 25 FEET OF THE FOLLOWING DESCRIBED PROPERTY:

BEGINNING AT THE NORTHWEST CORNER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 34, TOWNSHIP 26 NORTH, RANGE 5 EAST, W.M.;
THENCE SOUTH 370 FEET ALONG THE WESTERLY BOUNDARY OF SAID SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER;
THENCE EAST PARALLEL TO THE NORTH BOUNDARY LINE OF SAID SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER TO THE COUNTY ROAD AS NOW LAID OUT AND ESTABLISHED;
THENCE NORTHWEST ALONG SAID COUNTY ROAD TO THE NORTH BOUNDARY LINE OF SAID SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER;
THENCE WEST ALONG SAID NORTH BOUNDARY LINE OF SAID SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER TO THE POINT OF BEGINNING;

TOGETHER WITH THE NORTH 70.42 FEET OF THE SOUTH 295 FEET OF THE NORTH 665 FEET OF THAT PORTION OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 34, TOWNSHIP 26 NORTH, RANGE 5 EAST, W.M., LYING WESTERLY OF COUNTY ROAD (ALSO KNOWN AS WILLOWS ROAD) IN KING COUNTY, WASHINGTON.

ALL SITUATE IN THE COUNTY OF KING, STATE OF WASHINGTON.


                                  APPENDIX F

                                   APPENDIX G
                                EXTENSION OPTION

     EXTENSION OPTION.  Subject to Subsection B below, Tenant may at its option
     ----------------
extend the Term of this Lease for TWO (2) successive periods of FIVE (5) YEARS each. Each such period is called a "Renewal Term", and the first such FIVE (5)
                                     ------------
YEAR period is called the "First Renewal Term" and the second such five (5) year
                           ------------------
period is called the "Second Renewal Term".  Each Renewal Term shall be upon the
                      -------------------
same terms contained in this Lease except for the payment of Base Rent during the Renewal Term; and any reference in the Lease to the "Term" of the Lease shall be deemed to include any Renewal Term and apply thereto, unless it is expressly provided otherwise. Tenant shall have no additional extension options.

     A. The Base Rent during a Renewal Term shall be the greater of (i) the Base Rent applicable to the last day of the final Lease Year prior to the applicable Renewal Term, or (ii) 100% of the Market Rate (defined hereinafter) for such space for a term commencing on the first day of the Renewal Term. "Market Rate" shall mean the then prevailing market rate for a five (5) year
 -----------
term commencing on the first day of the Renewal Term for tenants of comparable size and creditworthiness for comparable buildings in the general vicinity of the Project. Determination of the Market Rate shall include, without limitation, then current applicable market conditions such as rent abatements, tenant allowances, cash incentives, broker commissions, Tenant's use, availability of space in the Redmond area, the build out of the Premises and such additional factors as might reasonably be considered in determining the Market Rate.

     B. To exercise any option, Tenant must deliver a binding notice to Landlord not less than twelve (12) months prior to the expiration of the initial Term of this Lease, or the first Renewal Term, as the case may be. Thereafter, the Market Rate for the particular Renewal Term shall be calculated pursuant to Subsection C below and Landlord shall inform Tenant of the Market Rate. Such calculations shall be final and shall not be recalculated at the actual commencement of such Renewal Term. If Tenant fails to timely give its notice of exercise, Tenant will be deemed to have waived its option to extend.

     C.   Market Rate shall be determined as follows:

          (i) If Tenant provides Landlord with its binding notice of exercise pursuant to Subsection B above, then at some point between thirteen (13) and eleven (11) months prior to the commencement of the applicable Renewal Term (or, at Landlord s election, at an earlier point), Landlord shall calculate and inform Tenant of the Market Rate. At the same time Landlord shall provide to Tenant in writing supporting information used by Landlord to calculate the Market Rate including rental rates and lease terms on comparable buildings, which Landlord

                                  APPENDIX G
     shall identify by name and location. If Tenant rejects the Market Rate as calculated by Landlord, Tenant shall inform Landlord of its rejection within twenty (20) days after Tenant s receipt of Landlord s calculation, and Landlord and Tenant shall commence negotiations to agree upon the Market Rate. If Tenant fails to timely reject Landlord s calculation of the Market Rate it will be deemed to have accepted such calculation. If Landlord and Tenant are unable to reach agreement within twenty-one (21) days after Landlord s receipt of Tenant s notice of rejection, then the Market Rate shall be determined in accordance with (ii) below.

          (ii) If Landlord and Tenant are unable to reach agreement on the Market Rate within said twenty-one (21) day period, then within seven (7) days, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with
     (iii) below.

          (iii) Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent MAI appraiser with at least five (5) years of experience in appraising office space in the metropolitan area in which the Project is located (a "Qualified Appraiser"). If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select a third Qualified Appraiser and the third Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

          (iv) Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

     D. Tenant's option to extend this Lease is subject to the conditions that: (i) on the date that Tenant delivers its binding notice exercising an option to extend, Tenant is

                                  APPENDIX G
not in default under this Lease after the expiration of any applicable notice and cure periods.


                                   APPENDIX G

                                  APPENDIX H
                     EXPANSION OPTION AND LETTER OF CREDIT

     1.   EXPANSION OPTION.  Subject to the terms and conditions of this
          ----------------
paragraph, Landlord hereby grants to Tenant an option (the "Option") to lease Building 6 located in the Project as shown on Exhibit A attached hereto (the "Expansion Space"). To exercise the Option, Tenant must deliver a binding written notice to Landlord of its intent to lease the Expansion Space on or before May 1, 1999. In the notice of intent to lease, Tenant shall specify the date on which the Landlord shall deliver the Expansion Space to Tenant, which date (i) shall not be less than nine (9) months from the date of the notice, and
(ii) shall be no later than February 1, 2000 . Tenant hereby acknowledges that time is of the essence with respect to delivery of the notice and that failure to deliver such written notice to Landlord within the time required shall result in the termination of Tenant s Option to lease the Expansion Space. Upon proper exercise of Tenant s Option, Landlord shall deliver to Tenant the Expansion Space on the specific delivery date, unless otherwise mutually agreed by Landlord and Tenant. Tenant s notice of its election to exercise its Option for the Expansion Space shall be subject to the following conditions: (a) the Lease shall be in full force and effect at the time of the exercise of such Option; and (b) Tenant shall not be in default (subject to any notice and cure periods) under the Lease.

     Tenant s lease of the Expansion Space shall be on the same terms and conditions of this Lease of the Premises, including, without limitation, at the rental rates paid at the time of such election for the Premises and, except for Extension Options without further extension of the term of the Lease (it being the intent of the parties that the lease of the Expansion Space shall be co-terminus with the lease of the Premises). Landlord and Tenant hereby agree to execute an Amendment to Lease evidencing the lease of the Expansion Space in form consistent with the terms hereof and satisfactory to the parties. Landlord shall deliver to Tenant the Expansion Space in a similar condition and terms as the Premises were delivered to Tenant, including, Landlord s work and the Tenant improvement allowance set forth in the Lease for the initial Premises.

     2.   LETTER OF CREDIT.  Section 12 of the Lease is hereby supplemented and
          ----------------
modified by adding the following language as Section 12E:

                                  APPENDIX H

     E.   Default Relating to Letter of Credit.  In the event that thirty (30)
          ------------------------------------
days prior to the expiry date set forth in the Letter of Credit or replacement Letter of Credit required to be provided by Tenant pursuant to Article 20 hereof and which is in effect at such time, Tenant fails to (1) obtain an extension of such Letter of Credit or (2) provide a new Letter of Credit, as security for the performance of all of its obligations hereunder in form and substance satisfactory to Landlord, Landlord may, at its sole and exclusive remedy for such default, present drafts for payment of the entire amount of the Letter of Credit and such amounts shall be held by Landlord as a Security Deposit pursuant to the terms of Article 20 hereof.

                                  APPENDIX H
                                  Page 2 of 2